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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 14, 2000 included in Interlink Electronics, Inc.'s Form 10-K for the year ended December, 31 1999 and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

Los Angeles, California
March 24, 2000